As filed with the Securities and Exchange Commission on May 7, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
(Exact name of registrant as specified in its charter)
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Maryland
(State or other jurisdiction of incorporation or organization)
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26-3335705
(I.R.S. Employer Identification Number)
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Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California
(310) 469-6100
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
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Kevin A. Shields
Chief Executive Officer
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California
(310) 469-6100
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________
Copies to:
Michael K. Rafter, Esq.
Howard S. Hirsch, Esq.
Baker, Donelson, Bearman, Caldwell and Berkowitz, PC
3414 Peachtree Road
Suite 1600
Atlanta, Georgia 30326
(404) 577-6000

Approximate date of commencement of proposed sale to public: From time to time after effectiveness of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act :

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	7,676,560 shares	$ 9.77	$ 75,000,000	$ 8,544

(1)    Estimated solely for purposes of determining the registration fee pursuant to Rule 457.
(2)    Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets a portion of the registration fee due under this registration statement with the remaining amount of the filing fee associated with the unsold securities from the Registrant’s registration statement on Form S-11, filed with the Securities and Exchange Commission on May 12, 2009, as amended (File No. 333-159167), registering securities for a maximum aggregate offering price of $821,250,000 (the “Prior Registration Statement”). Of that amount, the Registrant sold securities with an aggregate offering price of approximately $191,000,000, and rolled forward securities with an aggregate offering price of $608,000,000 to the Registrant’s subsequent registration statement on Form S-11, leaving a balance of unsold securities from the Prior Registration Statement with an aggregate offering price of approximately $22,000,000. The associated filing fee for a portion of such unsold securities ($20,000,000), calculated under Rule 457(o), is hereby used to offset $1,116 of the current registration fee due of $9,660.

Amended and Restated Distribution Reinvestment Plan
7,676,560 Shares
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Griffin Capital Essential Asset REIT, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes for our taxable year ended December 31, 2010. As of April 30, 2014, we owned 48 properties in 18 states, encompassing approximately 1.5 million rentable square feet. We are externally managed by Griffin Capital Essential Asset Advisor, LLC, our advisor, which is an affiliate of our sponsor.
We have established an amended and restated distribution reinvestment plan (the “Plan”) designed to provide existing holders of shares of our common stock with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of our common stock through the Plan. The Plan became effective as of February 25, 2013. Some of the significant features of the Plan are as follows:

•	Stockholders who elect to participate in the Plan may choose to invest all or a portion of their cash distributions in shares of our common stock.

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We are offering the shares at a purchase price of approximately $9.77 per share, which is 95% of the offering price per share of our common stock in our prior offering, and is primarily based upon the latest net asset value determination approved by our board of directors.

•	We may offer shares of common stock under our Plan until we have sold an aggregate of 7,676,560 shares.

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We may amend or terminate our Plan for any reason at any time upon ten days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan.

•	Participants may terminate participation in the Plan at any time by providing us with written notice.

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If you elect to participate in the Plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distribution in cash.

•	Stockholders may elect to participate in the Plan by completing the enrollment form attached as Appendix A to this prospectus. If you are already enrolled in the Plan, no action is required.
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, before making an investment decision.
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This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.
The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Offering Price	Maximum Proceeds (Before Expenses)
Per share	$9.77	$9.77
Total offering amount	$75,000,000	$75,000,000
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May 7, 2014

SUITABILITY STANDARDS
We have established minimum suitability standards for investors interested in purchasing shares of our common stock. These minimum suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
In all states, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles. Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

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For Kansas and Massachusetts Residents - It is recommended by the office of the Kansas Securities Commissioner and the Massachusetts Secretary of Commonwealth, Securities Division that Kansas and Massachusetts investors not invest, in the aggregate, more than 10% of their “liquid net worth” in this and other direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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For Maine Residents - The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar offerings not exceed 10% of the investor’s “liquid net worth.” Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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For Alabama, New Jersey, and New Mexico Residents - Shares will only be sold to residents of the States of Alabama, New Jersey, and New Mexico representing that they have a liquid net worth of at least 10 times their investment in us and affiliates of us and our sponsor and that they meet one of our suitability standards.

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For Ohio Residents - Shares will only be sold to residents of the State of Ohio representing that they have a liquid net worth of at least 10 times their investment in us and affiliates of us and our sponsor and other non-traded REITs and that they meet one of our suitability standards.

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For Kentucky, Michigan, and Missouri Residents - Shares will only be sold to residents of the States of Kentucky, Michigan and Missouri representing that they have a liquid net worth of at least 10 times their investment in our shares and that they meet one of our suitability standards.

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For Iowa Residents - Shares will only be sold to residents of the State of Iowa representing that they have a “liquid net worth” of at least 10 times their investment in our shares and that they meet one of our suitability standards. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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For Nebraska, North Dakota, Oklahoma, Oregon, and Pennsylvania Residents - Shares will only be sold to residents of the States of Nebraska, North Dakota, Oklahoma, Oregon and Pennsylvania representing that they have a net worth of at least 10 times their investment in our shares and that they meet one of our suitability standards.

•	For Tennessee Residents - Investments by Tennessee residents must not exceed 10% of their liquid net worth.
Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.
Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

i

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

▪	the fundamental risks of an investment in our common stock;

▪	the risk that you may lose your entire investment;

▪	the lack of liquidity of our common stock;

▪	the restrictions on transferability of our common stock;

▪	the background and qualifications of our advisor and its affiliates; and

▪	the tax consequences of an investment in our common stock.
In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus. We cannot guarantee the accuracy of any such forward-looking statements, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. See the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, which is incorporated by reference into this prospectus, for a discussion of some, although not all, of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

PROSPECTUS SUMMARY
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Essential Asset REIT, Inc. is a Maryland corporation incorporated on August 28, 2008 that elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2010.
On February 20, 2009, we commenced a private offering to accredited investors only pursuant to a confidential private placement memorandum. On November 6, 2009, we terminated our private offering and commenced our initial public offering, having received aggregate gross offering proceeds of approximately $2.4 million from the sale of approximately 248,000 shares in our private offering. On April 25, 2013 we terminated our initial public offering. On April 26, 2013, we commenced our follow-on public offering. On April 22, 2014, we announced that we were no longer accepting subscriptions in the follow-on public offering, as we expected to reach the maximum offering amount following our transfer agent's reconciliation of pending subscriptions. As of April 30, 2014 we had sold approximately 107.1 million shares of common stock for approximately $1.1 billion in our follow-on public offering. As of April 30, 2014, we had issued an aggregate of approximately 126.6 million shares of common stock for approximately $1.3 billion in our private offering, initial public offering and follow-on public offering.
As of April 30, 2014, we owned 48 properties in 18 states, encompassing approximately 1.5 million rentable square feet.
Our office is located at Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245. Our telephone number is (310) 469-6100 and our fax number is (310) 606-5910. Additional information about us may be obtained at www.essentialassetreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Advisor
Griffin Capital Essential Asset Advisor, LLC is our advisor and will be responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor was formed in Delaware on August 27, 2008 and is owned by our sponsor.
Our Sponsor
Our advisor is managed by our sponsor, Griffin Capital Corporation. Our sponsor, formed as a California corporation in 1995, is a privately-owned real estate investment company specializing in the acquisition, financing and management of institutional-quality property in the U.S. Led by senior executives, each of which have more than two decades of real estate experience collectively encompassing over $16.0 billion of transaction value and more than 650 transactions, our sponsor has acquired or constructed more than 26.0 million square feet of space since 1996. As a principal, our sponsor has engaged in a full spectrum of transaction risk and complexity, ranging from ground-up development, opportunistic acquisitions requiring significant re-tenanting or asset re-positioning to structured single tenant acquisitions. Our sponsor currently serves as sponsor for Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) and as a co-sponsor for Griffin-American Healthcare REIT II, Inc. (“GAHR II”) and Griffin-American Healthcare REIT III, Inc. (“GAHR III”), each of which are publicly-registered, non-traded real estate investment trusts. As of April 30, 2014, our sponsor owned, managed, sponsored and/or co-sponsored a portfolio consisting of approximately 26 million square feet of space, located in 32 states and approximately one million square feet located in the United Kingdom, representing approximately $4.9 billion in asset value. Based on total capitalization, our sponsor’s portfolio of properties consisted of approximately 57% medical, 34% office, 8% industrial, and 1% retail. Approximately 36% of our sponsor’s portfolio consisted of single tenant assets, based on total capitalization.
Our Property Manager
Griffin Capital Essential Asset Property Management, LLC, formed on August 28, 2008, is our property manager and manages and leases our properties. Griffin Capital Property Management, LLC is the sole owner of the property manager. Our sponsor, Griffin Capital Corporation, is the sole owner of Griffin Capital Property Management, LLC. Our property manager was organized to manage the properties that we acquire. Our property manager derives substantially all of its income from the property management services it performs for us.
As of April 30, 2014, our property manager and its affiliates managed 48 properties with 1.5 million rentable square feet located in 18 states. The property management function is occasionally contracted out to third party providers. As of April 30, 2014, our sponsor had contracts with 28 third party providers.

Our Management
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors - Kevin A. Shields, our Chief Executive Officer, and two independent directors, Timothy J. Rohner and Gregory M. Cazel. All of our executive officers and one of our directors are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of our advisor, requires that our independent directors will be responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.
Our REIT Status
As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Terms of the Offering
We currently are offering up to 7,676,560 shares to our existing stockholders pursuant to our Plan. The purchase price for shares under the Plan will be approximately $9.77 per share, which is 95% of the offering price per share of our common stock in our prior offering, and is primarily based upon the latest net asset value determination approved by our board of directors, unless subsequently adjusted by our board of directors. We will offer shares pursuant to the Plan until we sell all 7,676,560 shares in this offering; provided, however, that our board of directors may amend or terminate the Plan for any reason, except that no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.
Amended and Restated Distribution Reinvestment Plan
This prospectus describes the Plan, which was effective as of February 25, 2013 and is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Regardless of your participation in our Plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our Plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of directors may terminate the Plan in our discretion at any time upon ten days’ written notice to plan participants.
Use of Proceeds
The proceeds raised pursuant to the Plan will be used for funding our share redemption program, unless terminated, and for general corporate purposes, including, but not limited to, investments in single tenant business essential properties and payment of real estate related acquisition fees and acquisition expenses.
Incorporation by Reference
This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2013 and our 2014 proxy statement, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS
An investment in our common stock involves various risks and uncertainties. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, as the same may be updated from time to time by future filings under the Exchange Act, which are incorporated by reference into this prospectus, before purchasing our common stock. The risks discussed in our reports can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.
ESTIMATED USE OF PROCEEDS
We expect that the proceeds raised pursuant to this offering will be used to repurchase shares of our common stock under our share redemption program, unless terminated. The remaining proceeds will be used for general corporate purposes, including, but not limited to, investments in single tenant business essential properties and payment of real estate related acquisition fees and acquisition expenses.  We cannot predict with any certainty how much Plan proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold. No selling commissions or dealer manager fees are payable on shares sold under our Plan, and we expect any other offering expenses to be nominal. We will pay actual expenses incurred in connection with this registration and offering of shares, including but not limited to legal fees, printing expenses, mailing costs, blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $79,000 (or less than 1% of the maximum proceeds).
DESCRIPTION OF AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
Our Plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 7,676,560 shares of our common stock under our Plan. The following discussion summarizes the principal terms of our Plan, which Plan was effective as of February 25, 2013. The full text of our Plan is included as Appendix B to this prospectus.
Eligibility
Participation in our Plan is limited to investors who currently own our shares. We may elect to deny your participation in our Plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
Election to Participate
Assuming you are eligible, you may elect to participate in our Plan by completing a subscription agreement available from our dealer manager or a participating broker-dealer or an enrollment form, a form of which is attached as Appendix A to this prospectus. Your participation in our Plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our Plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our Plan. You can choose to have all or a portion of your distributions reinvested through our Plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock other than through a participating broker-dealer, through our dealer manager. If you are already enrolled in the Plan, no action is required.
Stock Purchases
Stock will be purchased under our Plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our Plan.
During our offering, the purchase price per share will be approximately $9.77, which is 95% of the offering price per share of our common stock in our prior offering, and is primarily based upon the latest net asset value determination approved by our board of directors, unless subsequently adjusted by our board of directors. The offering price for shares purchased under our Plan may increase or decrease at any time. We will not charge you any other fees in connection with your purchase of shares under our Plan. The price for shares purchased under our Plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our Plan may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our Plan.

Account Statements
Within 90 days after the end of each calendar year, the administrator of the Plan will mail you a statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the Plan during the prior year. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the subscription agreement for your initial purchase of securities becomes inaccurate. Tax information regarding your participation in the Plan will be sent to you at least annually.
In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.
Fees and Commissions
We will not pay a commission in connection with your purchase of stock in our Plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the Plan. We will not receive a fee for selling stock under our Plan. See “Plan of Distribution.”
Voting
You may vote all shares of stock acquired through our Plan.
Tax Consequences of Participation
The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any further distributions are treated as gain from the sale of shares.
If you participate in our Plan, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders; subject to narrow exceptions, REIT distributions, including deemed dividends under our Plan, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions. The shares received by you pursuant to our Plan will have a holding period beginning with the day after the distribution, and a tax basis equal to the value of the shares received.
Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under our Plan. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.
The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.
The above discussion regarding the tax consequences of participating in our Plan is intended only as a general discussion of the current federal income tax consequences of participating in the Plan. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the Plan.
Termination of Participation
We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually. You may terminate your participation in our Plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our Plan. We request that you promptly notify us should you no longer meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in our subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.
Amendment or Termination of Plan
We may amend or terminate our Plan for any reason at any time upon ten days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan, as specified above.
Governing Law
The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.
Contact for Answers to Questions Regarding the Amended and Restated Distribution Reinvestment Plan
All inquiries regarding the Plan should be directed to:
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California 90245
(310) 469-6100
PLAN OF DISTRIBUTION
We are offering a maximum of 7,676,560 shares to our existing stockholders through our Plan. The purchase price for shares under the Plan will be approximately $9.77 per share unless subsequently adjusted by our board of directors. We may continue to offer the aggregate of 7,676,560 Plan shares until we have sold all of these shares through the reinvestment of distributions. We reserve the right to terminate this offering at any time. We have no basis for estimating the number of shares that will be sold. We will not pay selling commissions or a dealer manager fee with respect to our Plan.
LEGAL MATTERS
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (“Baker Donelson”) will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Baker Donelson does not purport to represent our stockholders or potential investors, who should consult their own counsel. Baker Donelson also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.
EXPERTS
The consolidated financial statements of Griffin Essential Asset REIT, Inc. incorporated by reference in Griffin Essential Asset REIT, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The Statement of Revenues and Certain Operating Expenses of the Investment Grade Portfolio for the year ended December 31, 2012, appearing in Griffin Capital Essential Asset REIT, Inc.’s Form 8-K/A filed on January 22, 2014, has been audited by Ernst & Young LL P, independent registered public accounting firm, as set forth in their report thereon, included therein, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.essentialassetreit.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	The description of our shares of common stock contained in our Registration Statement on Form S-11 (Registration No. 333-183614) filed with the SEC on August 29, 2012, as amended;

•	Current Report on Form 8-K filed with the SEC on January 6, 2014;

•	Amendment to Current Report on Form 8-K filed with the SEC on January 22, 2014;

•	Current Report on Form 8-K filed with the SEC on January 30, 2014;

•	Annual Report on Form 10-K for the Year Ended December 31, 2013 filed with the SEC on March 11, 2014; and

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2014.
We are also electing to “incorporate by reference” certain information into the prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K or other information “furnished” to the SEC which is not deemed filed. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.
This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.
We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (310) 469-6100 or write us at Griffin Capital Essential Asset REIT, Inc., Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

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APPENDIX B
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
DISTRIBUTION REINVESTMENT PLAN
Amended and Restated As of January 31, 2013
Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.
1.Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s Common Stock (the “Shares”) through the private offering detailed in that certain private placement memorandum dated February 20, 2009 (“Private Offering”), (B) purchased Shares pursuant to the Company’s initial public offering (“Initial Public Offering”), or (C) purchase Shares pursuant to the current offering or any subsequent offering of the Company (“Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).
2.Effective Date. The DRP became effective on February 20, 2009. The board of directors of the Company amended and restated the DRP on January 31, 2013 effective February 25, 2013. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.
3.Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Private Offering or Initial Public Offering, or purchases shares in any Offering, and who has received a Memorandum in the Private Offering or a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or participating dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.
Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a participating dealer or, if purchased other than through a participating dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.
Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.
4.Purchase of Shares. Participants may acquire DRP Shares from the Company at a price equal to 95% of the per share offering price of the Company’s common stock, until the earliest of (A) the date that all of the DRP Shares registered have been issued or (B) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares, if any. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.
Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (A) the DRP Shares issued in connection with the Company’s Private Offering, (B) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (C) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

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Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.
If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.
5.No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.
6.Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.
7.Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.
8.Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
9.Voting.    A Participant may vote all shares acquired through the DRP.
10.Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.
11.Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.
12.Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the independent directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the DRP, as specified above.
13.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (A) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (B) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B- 2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

__________________

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

Amended and Restated Distribution Reinvestment Plan
7,676,560 Shares of
Common Stock

__________________

PROSPECTUS
__________________

May 7, 2014

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by Griffin Capital Essential Asset REIT, Inc. (the “Company”) in connection with the distribution of the securities registered under the Company's amended and restated distribution reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$8,544*
Legal fees and expenses	25,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	15,000
Other Expenses	20,000
Total	$78,544

* A portion ($1,116) of the SEC registration fee ($9,660) was paid utilizing a previously paid registration fee.
Item 15. Indemnification of Directors and Officers
The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.
Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.
However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.
We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.
Item 16. Exhibits
The following exhibits are filed as part of this registration statement:

Ex. No.	Description
3.1
Third Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on October 29, 2009, Commission File No. 333-159167

3.2
Bylaws of Griffin Capital Essential Asset REIT, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167

3.3
Articles of Amendment to Third Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT, Inc., incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on July 12, 2011, Commission File No. 333-159167

3.4
Second Articles of Amendment to the Third Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on February 25, 2013, Commission File No. 000-54377

3.5
Third Articles of Amendment to the Third Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on June 14, 2013, Commission File No. 000-54377

4.1*	Form of Distribution Reinvestment Enrollment Form (included as Appendix A to prospectus)
4.2*	Amended and Restated Distribution Reinvestment Plan (included as Appendix B to prospectus)
5.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities
23.1*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney

*Filed herewith.

Item 17. Undertakings
(a)    The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)    The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(c)    The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(d)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 7th day of May, 2014.
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

By:    /s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin A. Shields*	Chief Executive Officer and Director	May 7, 2014
Kevin A. Shields	(Principal Executive Officer)

/s/ Joseph E. Miller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 7, 2014
Joseph E. Miller

/s/ Gregory M. Cazel*	Independent Director	May 7, 2014
Gregory M. Cazel

/s/ Timothy J. Rohner*	Independent Director	May 7, 2014
Timothy J. Rohner

*By: Joseph E. Miller, as Attorney in fact, pursuant to Power of Attorney dated April 22, 2014 and filed herewith.

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